UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 7, 2020

_____________________

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 1608, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Global Market

Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2020, Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners (the “Underwriter”), pursuant to which the Company agreed to issue and sell to the Underwriter in a firm commitment underwritten public offering (the “Offering”) an aggregate of (i) 3,837,000 Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of Common Stock at an exercise price equal to $0.57 per share of Common Stock, with each Class A Unit to be offered to the public at a public offering price of $0.57, and (ii) 5,313 Class B Units (the “Class B Units”, and together with the Class A Units, the “Units”), with each Class B Unit offered to the public at a public offering price of $1,000 per Class B Unit and consisting of one share of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”), with a stated value of $1,000 and convertible into 1,754.386 shares of Common Stock at the conversion price of $0.57 per share (9,321,052 shares of Common Stock in the aggregate), and one Warrant to purchase 1,754.386 shares of Common Stock at an exercise price equal to $0.57 per share of Common Stock (9,321,052 shares of Common Stock in the aggregate). The Offering is expected to close on February 11, 2020, subject to customary closing conditions.

The Units are offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-235976), as amended, filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on February 6, 2020 (the “Registration Statement”).

The conversion price of the Series B Preferred Stock and exercise price of the Warrants are subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s Common Stock.

The Warrants will be immediately exercisable at a price of $0.57 per share of Common Stock (which is 100% of the public offering price of the Class A Units) and will expire on February 6, 2025. If at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance of the shares of Common Stock to the holder, then the Warrants may only be exercised through a cashless exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, the holder will receive an amount in cash equal to the fractional amount multiplied by the fair market value of any such fractional shares.

A holder will not be entitled to exercise any Warrant or convert any shares of the Series B Preferred Stock if, upon giving effect to such exercise or conversion, it would cause the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to the Company.

The net proceeds to the Company from the Offering, after deducting the Underwriters’ discounts, fees and expenses and the Company’s estimated Offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the Offering, are expected to be approximately $6.7 million. The Company anticipates using the net proceeds from the Offering to fund Phase 3 development for its lead product candidate, TNX-102 SL, to advance the development of its other product candidates, including in-licensed product candidates, to repurchase shares of our common stock pursuant to a stock buyback program, and for working capital and other general corporate purposes.

The Underwriting Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

The Company also entered into a warrant agency agreement with its transfer agent, vStock Transfer, LLC, who will act as warrant agent for the Company, setting forth the terms and conditions of the Warrants (the “Warrant Agency Agreement”) sold in the Offering.

The foregoing summaries of the terms of the Underwriting Agreement and the Warrant Agency Agreement are subject to, and qualified in their entirety by reference to, the Underwriting Agreement and the Warrant Agency Agreement, which are filed as Exhibits 1.01 and 4.05, respectively, to the Registration Statement and are incorporated herein by reference. The foregoing summary of the terms of the Warrants is subject to, and qualified in its entirety by reference to the Warrant, which is filed as Exhibit 4.04 to the Registration Statement and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock (the “Certificate of Designation”) on February 7, 2020, with the Secretary of State of the State of Nevada that became effective on February 7, 2020. The Certificate of Designation provides for the issuance of the shares of Series B Preferred Stock. With certain exceptions, the shares of Series B Preferred Stock rank on par with the shares of the Common Stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

With certain exceptions, as described in the Certificate of Designation, the shares of Series B Preferred Stock have no voting rights. However, as long as any shares of Series B Preferred Stock remain outstanding, the Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series B Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation, (ii) amend the Company’s articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series B Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing.

Each share of Series B Preferred Stock is convertible at any time at the holder’s option into a number of shares of Common Stock (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions as specified in the Certificate of Designation) at a conversion price equal to the stated value of the Series B Preferred Stock of $1,000 divided by the public offering price of the Class A Units in the Offering, or 0.57.

Shares of the Series B Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors. The holders of the Series B Preferred Stock will participate, on an as-if-converted-to-common stock basis, in any dividends to the holders of Common Stock. The Company is not obligated to redeem or repurchase any shares of Series B Preferred Stock. Shares of Series B Preferred Stock are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

The terms of the Series B Preferred Stock are set forth in the Certificate of Designation, are not complete and are qualified in their entirety by reference to the full text which is filed as Exhibit 3.01 hereto and incorporated by reference herein.

Item 8.01. Other Events.

On February 7, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated herein by reference.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the consummation of the Offering, the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	1.01	Form of Underwriting Agreement, filed as an exhibit to the Registration Statement and incorporated herein by reference
	3.01	Certificate of Designation of Series B Convertible Preferred Stock
	4.04	Form of Warrant, filed as an exhibit to the Registration Statement and incorporated herein by reference
	4.05	Form of Warrant Agency Agreement, filed as an exhibit to the Registration Statement and incorporated herein by reference
	99.01	Press release of Company, dated February 7, 2020

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: February 7, 2020	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer